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                               KOO KOO ROO, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       OF KOO KOO ROO, INC. FOR THE SPECIAL MEETING ON OCTOBER 30, 1998

  The undersigned hereby constitutes and appoints A. William Allen, III, William M. McKay and Ronald D. Garber, his true and lawful agent and proxy with full power of substitution to represent, and to vote the shares of the undersigned at the Special Meeting of Stockholders of Koo Koo Roo, Inc. to be held at the Hyatt Regency Irvine, 17900 Jamboree Road, Irvine, California at 9:00 a.m. and at any adjournment or postponement thereof on all matters coming before said meeting.

  This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the stated proposals.


                               SEE REVERSE SIDE
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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE STATED PROPOSALS



                                                                Please mark  [X]
                                                                your votes
                                                                as in this
                                                                example.

1. To approve and adopt the Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 9, 1998, by and among Family Restaurants, Inc. ("FRI"), FRI-Sub, Inc. ("Merger-Sub") and Koo Koo Roo, Inc. ("KKR"), pursuant to which Merger-Sub will be merged with and into KKR with KKR being the surviving corporation in the merger (the "Merger") and becoming an indirect wholly owned subsidiary of FRI.

          FOR                AGAINST             ABSTAIN
          [_]                  [_]                 [_]

2. To approve any proposal to adjourn the Special Meeting in the event that the Chairman of the Special Meeting determines, in his sole discretion, that such adjournment is necessary or appropriate.

          FOR                AGAINST             ABSTAIN
          [_]                  [_]                 [_]

In their discretion, the proxyholders are authorized to vote upon all matters incident to the conduct of the Special Meeting and such others matters, if any, as may properly come before the Special Meeting or any postponement or adjournment thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING AND THE PROXY STATEMENT/PROSPECTUS DATED SEPTEMBER 11, 1998 RELATING TO THE SPECIAL MEETING.

PLEASE SIGN, DATE, AND MAIL THIS PROXY PROMPTLY IN THE RETURN ENVELOPE whether or not you expect to attend the Special Meeting. You may nevertheless vote in person if you do attend.

September 11, 1998

Signature _______________________________   Date ______________________________
Signature if held jointly _______________   Date ______________________________
Note: Please sign this proxy exactly as name appears herein. If shares are held by joint tenants, both should sign. Attorneys-in-fact, executors, administrators, trustees, guardians, corporation officers or others signing in a representative capacity should indicate the capacity in which they are signing.
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